Exhibit 4

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of July 30, 2007, is executed by and among BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders under the Credit Agreement referred to below (the “Agent”), the Lenders which are parties to the Credit Agreement, IMPERIAL SUGAR COMPANY, a Texas corporation (the “Parent” and one of the Borrowers), and the other Borrowers and Guarantors which are signatories hereto below.

R E C I T A L S:

A. The Parent and certain of its Subsidiaries, as Borrowers, and Bank of America, N.A., as the Agent and a Lender, are parties to that certain Amended and Restated Credit Agreement dated as of December 1, 2004 (as amended by that certain Omnibus Amendment dated effective as of January 1, 2006 and that certain Second Amendment to Credit Agreement dated as of March 15, 2006 among the Obligated Parties, the Agent and the Lenders and as further amended or modified from time to time, the “Credit Agreement”) pursuant to which, among other things, the Lender has made a revolving credit facility available to the Borrowers.

B. The parties hereto now desire to further amend the Credit Agreement as provided in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings therefor set forth in the Credit Agreement.

2. Amendments to the Credit Agreement.

(a) Section 3.2. The last sentence of Section 3.2 (including the table contained therein) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Subject to Section 2.3, if this Agreement is terminated at any time on or before July 30, 2010, whether pursuant to this Section or pursuant to Section 9.2, the Borrowers shall pay to the Agent, for the account of the Lenders, an early termination fee determined in accordance with the following table; provided that if the Borrowers refinance the credit facility provided by this Agreement with a credit facility agented and arranged by the same or another lending department of the Agent, then the fee for early termination set forth in this Section 3.2 shall not apply:

Period During which Early Termination Occurs	Early Termination Fees
On or before July 30, 2008	$750,000
After July 30, 2008 but on or before July 30, 2010	$250,000

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(b) Section 5.2. Subclause (iii) of clause (m) of Section 5.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(iii) [intentionally omitted];”.

(c) Section 6.10. The reference to the date “September 30, 2004” contained in the last sentence of Section 6.10 of the Credit Agreement is hereby amended to mean and refer to “September 30, 2006”.

(d) Section 6.25. The reference to the date “September 30, 2003” contained in Section 6.25 of the Credit Agreement is hereby amended to mean and refer to “September 30, 2006.”

(e) Section 7.10. Clause (c) of Section 7.10 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(c) make any Restricted Investment if Average Total Liquidity for the twelve month period consisting of the four Fiscal Quarters then most recently ended immediately prior to the making of such Restricted Investment, or if Average Total Liquidity calculated on a pro forma basis for the twelve month period consisting of the four Fiscal Quarters then most recently ended as if such Restricted Investment had been made as of the first day of such twelve month period, is or would be less than $50,000,000.”

(f) Section 7.12. Section 7.12 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Section 7.12. Guaranties. Neither any Obligated Party nor any of its Subsidiaries shall make, issue, or become liable on any Guaranty, except (a) Guaranties of the Debt allowed under Section 7.13 (other than Section 7.13(f)), (b) Guaranties of the Obligations in favor of the Agent, (c) any Guaranties in effect as of the date of this Agreement and described on Schedule 6.8, and (d) Guaranties by a Borrower or Guarantor of Debt of joint ventures in which a Borrower or Guarantor is a partner in an aggregate amount not to exceed $50,000,000 at any time outstanding.”

(g) Section 7.13.

(i) Clause (c) of Section 7.13 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(c) Capital Leases and purchase money-secured Debt incurred to purchase Fixed Assets, Inventory located outside the U.S. and other assets (other than Inventory located in the U.S.); provided that (i) the Liens securing such Capital Leases and purchase money secured Debt shall attach only to the Fixed Assets, Inventory located outside the U.S. and other assets (other than Inventory located in the U.S.) acquired by the incurrence of such Capital Leases and purchase money secured Debt and, in the case of Debt incurred pursuant to this clause (c) which is owed to an affiliate of the Agent and if and to the extent permitted by an intercreditor agreement between the Agent and such affiliate of the Agent which has been approved by the Required Lenders (which approval shall not be unreasonably withheld, conditioned or delayed), a Lien on other Collateral which is expressly subordinated to the Liens on the Collateral securing the Obligations, (ii) the aggregate amount of such Capital Leases and purchase money secured Debt shall not exceed $50,000,000 at any time and

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(iii) prior to the purchase of any Real Estate with such purchase money secured Debt, the Borrowers shall provide the Agent with environmental reports related to such Real Estate that are reasonably acceptable to the Agent;”.

(ii) Clause (h) of Section 7.13 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(h) [intentionally omitted]; “.

(h) Definition of “Applicable Margin”. The table and information contained therein which are contained in the proviso succeeding clause (b) of the definition of the term “Applicable Margin” contained in Annex A of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

Average Total Liquidity	Base Rate Revolving Loans	LIBOR Rate Revolving Loans
Greater than or equal to $90,000,000	(0.25)%	1.00%
Greater than or equal to $70,000,000 but less than $90,000,000	(0.25)%	1.25%
Greater than or equal to $40,000,000 but less than $70,000,000	0.00%	1.50%
Less than $40,000,000	0.25%	1.75%

(i) Definition of “Borrowing Base”. The definition of the term “Borrowing Base” contained in Annex A to the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“‘Borrowing Base’ means, at any time, an amount equal to the following (without duplication):

(a) 100% of all cash balances, plus the current account balance of all other Approved Investments, of Imperial Sugar Company on deposit in that certain deposit account no. 22312044 maintained with Banc of America Securities, LLC which is under the Control of the Agent (or on deposit in such other account or accounts under the Control of the Agent

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as may be approved by the Agent from time to time for purposes of this clause (a)); for purposes of this clause (a), “Approved Investments” shall mean any investments referred to in clause (f) of the definition of the term “Restricted Investment” and any other investments approved by the Agent and the Required Lenders in writing for inclusion in the Borrowing Base; plus

(b) the Receivables Advance Rate multiplied by the Net Amount of Eligible Accounts; plus

(c) the sum of:

(i)	70% of the amount of Eligible Inventory consisting of raw materials; plus

(ii)	70% of the amount of Eligible Inventory consisting of finished goods; plus

(iii)	70% of the amount of Eligible Inventory consisting of work-in-process and by-products; minus

(d) the sum of:

(i)	the Bank Product Reserve; plus

(ii)	such other Reserves from time to time established by the Agent in its reasonable credit judgment.”

(j) Definition of “CCC Reserve”. The term “CCC Reserve” and the definition thereof contained in Annex A of the Credit Agreement are hereby deleted.

(k) Definition of “Environmental Compliance Reserve”. The term “Environmental Compliance Reserve” and the definition thereof contained in Annex A of the Credit Agreement are hereby deleted.

(l) Definition of “Permitted UCC Lien”. The term “Permitted UCC Lien” and the definition thereof contained in Annex A of the Credit Agreement are hereby deleted.

(m) Definition of “Permitted Liens”.

(i) Clause (g) of the definition of the term “Permitted Liens” contained in Annex A of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(g) Liens which constitute purchase money Liens and secure Debt permitted under clause (c) of Section 7.13, and additional Liens which secure Debt and are expressly subordinated to the Liens on the Collateral securing the Obligations if and to the extent that such additional Liens are permitted by clause (c) of Section 7.13;”.

(ii) Clause (i) of the definition of the term “Permitted Liens” contained in Annex A of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(i) [intentionally omitted];”.

(n) Definition of “Producer Lien Reserve”. The term “Producer Lien Reserve” and the definition thereof contained in Annex A of the Credit Agreement are hereby deleted.

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(o) Definition of “Reserve” or “Reserves”. Clause (a) of the definition of the term “Reserve” or “Reserves” contained in Annex A of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(a) The Bank Product Reserve;”.

(p) Definition of “Restricted Investment”. Clauses (d), (e) and (f) of the definition of the term “Restricted Investment” contained in Annex A of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

“(d) investments in direct obligations of the U.S., or any agency thereof, or obligations guaranteed by the U.S., provided that such obligations mature within one year from the date of acquisition thereof; (e) investments in certificates of deposit maturing within one year from the date of investment, bankers’ acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the U.S. or any state thereof having capital and surplus aggregating at least $100,000,000; (f) investments in (i) commercial paper given a rating of “A2” or better by Standard & Poor’s Corporation or “P2” or better by Moody’s Investors Service, Inc. and maturing not more than ninety (90) days from the date of creation thereof and (ii) variable rate demand notes or variable rate demand obligations that are credit enhanced, auction rate securities rated “AA” or better by Standard & Poor’s Corporation or money market funds;”.

(q) Definition of “Stated Termination Date”. The definition of the term “Stated Termination Date” contained in Annex A of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“‘Stated Termination Date’ means December 31, 2011.”

(r) Certain Schedules. Each of Schedules 6.3, 6.4, 6.5, 6.8, 6.10, 6.11, 6.14, 6.15, 6.18, 6.25, 6.26, 6.28, 6.30 and 7.2 and Schedule A is hereby amended and restated to read in its entirety as set forth on Third Amendment Schedules 6.3, 6.4, 6.5, 6.8, 6.10, 6.11, 6.14, 6.15, 6.18, 6.25, 6.26, 6.28, 6.30 and 7.2 and Third Amendment Schedule A, respectively, attached to this Amendment.

3. Conditions Precedent. The effectiveness of this Amendment is subject to the Agent’s receipt of the following, each in form and substance reasonably satisfactory to the Agent and each dated the date of this Amendment unless otherwise agreed by the Agent:

(a) a Revolving Loans Note executed by the Borrower payable to the order of each of the Lenders;

(b) a modification to each Mortgage relating to this Amendment (including the extension of the Stated Termination Date referred to herein), and an endorsement to each mortgagee policy of title insurance relating to such Mortgage as modified;

(c) certified resolutions of the board of directors or other appropriate governing body of each of the Obligated Parties which authorize the execution, delivery and performance of this Amendment and the other Loan Documents and transactions contemplated hereby and thereby; and

(d) such other documents as the Agent may reasonably request.

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4. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the Loan Documents are ratified and confirmed and shall continue in full force and effect. Each of the Obligated Parties, the Agent, and the Lenders agrees that the Credit Agreement as amended hereby and the Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

5. Representations and Warranties. Each Obligated Party hereby represents and warrants to the Agent and the Lenders that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery, and performance of this Amendment have been authorized by all requisite action on the part of such Obligated Party and will not violate such Obligated Party’s organizational or governing documents, (b) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and in the Loan Documents are correct in all material respects on and as of the date hereof except for such representations and warranties limited by their terms to a specific date, and (c) after giving effect to this Amendment, no Default or Event of Default exists.

6. Survival of Representations and Warranties. All representations and warranties of the Obligated Parties made in this Amendment, the Credit Agreement or any other Loan Document shall survive the execution and delivery of this Amendment, and no investigation by the Agent or any Lender, or any closing, shall affect the representations and warranties or the right of the Agent and the Lenders to rely upon them.

7. Reference to Credit Agreement. The Credit Agreement and each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such agreements, documents and instruments, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby.

8. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment, and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

9. Effect of Amendment. The effect of any waiver contained in the Credit Agreement as amended is expressly limited as provided therein, and, in order to induce the Agent and the Lenders to agree to any such waiver, each of the Obligated Parties agrees that such waiver shall not constitute or be deemed a waiver of any other Default or Event of Default, now existing or hereafter arising, or a waiver of any right or remedy arising as a result of any such other Default or Event of Default. No consent or waiver, express or implied, by the Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty by any Obligated Party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND APPLICABLE LAWS OF THE U.S.

11. Counterparts. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

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12. Successors and Assigns. This Amendment shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns and is binding upon the Borrowers and the other Obligated Parties and their successors and assigns; provided, however, that none of the Borrowers or other Obligated Parties may assign or transfer any of its obligations hereunder without the prior written consent of the Agent and the Lenders.

13. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

14. Entire Agreement. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER OF THIS AMENDMENT AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS BETWEEN OR AMONG ANY OF THE PARTIES HERETO.

15. Consent to Dissolution and Liquidation of Holly Finance Company and Fort Bend Utilities Company. Each of the Borrowers, the Guarantors, the Agent and the Lenders hereby consents to the dissolution and liquidation of Holly Finance Company and Fort Bend Utilities Company. Notwithstanding any such dissolution and liquidation, each of the Borrowers and the Guarantors hereby ratifies, confirms and reaffirms all of its indebtedness, liabilities and obligations, and all liens and security interests granted by it, under each of the Loan Documents to which it is a party.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers effective as of the day and year first above written.

IMPERIAL SUGAR COMPANY

By:	/s/ H.P. Mechler
Name:	H. P. Mechler
Title:	Senior Vice President and Chief Financial Officer

FORT BEND UTILITIES COMPANY

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

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IMPERIAL DISTRIBUTING, INC.

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	Senior Vice President

IMPERIAL SWEETENER DISTRIBUTORS, INC.

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

IMPERIAL-SAVANNAH LP

By:	Savannah Molasses & Specialties Company
Title:	General Partner

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

RAGUS HOLDINGS, INC.

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

SAVANNAH FOODS INDUSTRIAL, INC.

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

BIOMASS CORPORATION

By	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

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DIXIE CRYSTALS FOODSERVICE, INC.

By	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

ICUBE, INC.

By	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

IMPERIAL HOLLY CORPORATION

By	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

MENU MAGIC FOODS, INC.

By	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

SAVANNAH FOODS & INDUSTRIES, INC.

By	/s/ William F. Schwer
Name:	William F. Schwer
Title:	Senior Vice President

SAVANNAH INVESTMENT COMPANY

By	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

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SAVANNAH MOLASSES & SPECIALTIES COMPANY

By	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

SAVANNAH SUGAR REFINING CORPORATION

By	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

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AGENT AND THE LENDER:

BANK OF AMERICA, N.A., as the Agent and the Lender

By:	/s/ Stephen J. King
Name:	Stephen J. King
Title:	Vice President

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